SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002
(To Prospectus dated September 24, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2002-13
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-23


                               -----------------


The Class PO            The Class PO Certificates
Certificates
represent               o  This supplement relates to the offering of the Class
obligations of the         PO Certificates of the series referenced above. This
trust only and do          supplement does not contain complete information
not represent an           about the offering of the Class PO Certificates.
interest in or             Additional information is contained in the
obligation of CWMBS,       prospectus supplement dated September 25, 2002,
Inc., Countrywide          prepared in connection with the offering of the
Home Loans, Inc.,          offered certificates of the series referenced above
Countrywide Home           and in the prospectus of the depositor dated
Loans Servicing LP,        September 24, 2002. You are urged to read this
or any of their            supplement, the prospectus supplement and the
affiliates.                prospectus in full.

This supplement may     o  As of February 25, 2003, the class certificate
be used to offer and       balance of the Class PO Certificates was
sell the offered           approximately $1,346,724.
certificates only if
accompanied by the      o  Exhibit 1 to this supplement is the monthly
prospectus                 statement made available to holders of the Class PO
supplement and the         Certificates on the February 25, 2003 distribution
prospectus.                date.

                        o This supplement also modifies the "Method of Distribution" section on page S-65 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-47 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

o the prospectus supplement, dated September 25, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

o the prospectus of the depositor, dated September 24, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 77.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                   Percentage of the Prepayment Assumption
                           -----------------------------------------------------
        Class                0%        50%        100%        150%        200%
        -----              ------    -------    -------     -------      ------
        Class PO........... 2.0%      13.4%      23.0%       31.3%       38.6%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23


                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                           Certificate                 Pass                                            Current           Cumulative
                   Class      Rate     Beginning     Through    Principal    Interest        Total    Realized   Ending   Realized
Class  Cusip    Description   Type      Balance       Rate(%) Distribution Distribution  Distribution  Losses    Balance   Losses
-----------------------------------------------------------------------------------------------------------------------------------
 A1   12669C6E5   Senior   Fix-30/360 110,954,524.36  4.000000  1,832,959.72   369,848.41   2,202,808.13  -  109,121,564.64       -
 A2   12669C6F2   Senior   Fix-30/360   3,000,000.00  4.000000             -    10,000.00      10,000.00  -    3,000,000.00       -
 A3   12669C6G0   Senior   Var-30/360 108,954,524.36  1.802500  1,832,959.72   163,658.78   1,996,618.50  -  107,121,564.64       -
 A4   12669C6H8   Senior   Var-30/360   5,000,000.00  1.802500             -     7,510.42       7,510.42  -    5,000,000.00       -
 A5   12669C6J4  Strip IO  Var-30/360 113,954,524.36  6.697500             -   636,008.69     636,008.69  -  112,121,564.64       -
 A6   12669C6K1   Senior   Fix-30/360  36,250,000.00  6.250000             -   188,802.08     188,802.08  -   36,250,000.00       -
 A7   12669C6L9   Senior   Fix-30/360  31,750,000.00  6.250000             -   165,364.58     165,364.58  -   31,750,000.00       -
 A8   12669C6M7   Senior   Fix-30/360   5,000,000.00  6.000000             -    25,000.00      25,000.00  -    5,000,000.00       -
 A9   12669C6N5   Senior   Fix-30/360   1,000,000.00  6.000000             -     5,000.00       5,000.00  -    1,000,000.00       -
 A10  12669C6P0   Senior   Fix-30/360   6,000,000.00  6.500000             -    32,500.00      32,500.00  -    6,000,000.00       -
 A11  12669C6Q8   Senior   Var-30/360  22,463,650.21  2.802500 10,279,387.03    52,461.98  10,331,849.02  -   12,184,263.18       -
 A12  12669C6R6   Senior   Var-30/360   6,289,822.06 18.562499  2,878,228.37    97,295.68   2,975,524.05  -    3,411,593.69       -
 A13  12669C6S4   Senior   Fix-30/360  25,000,000.00  6.250000             -   130,208.33     130,208.33  -   25,000,000.00       -
 A14  12669C6T2   Senior   Fix-30/360     460,000.00  6.250000             -     2,395.83       2,395.83  -      460,000.00       -
 PO   12669C6U9  Strip PO  Fix-30/360   1,369,145.45  0.000000     22,421.85            -      22,421.85  -    1,346,723.60       -
 AR   12669C6V7   Senior   Fix-30/360              -  6.250000             -            -              -  -               -       -
------------------------------------------------------------------------------------------------------------------------------------
  M   12669C6W5   Junior   Fix-30/360   7,973,458.72  6.250000      7,023.39    41,528.43      48,551.82  -    7,966,435.33       -
 B1   12669C6X3   Junior   Fix-30/360   3,388,719.96  6.250000      2,984.94    17,649.58      20,634.52  -    3,385,735.02       -
 B2   12669C6Y1   Junior   Fix-30/360   2,392,037.62  6.250000      2,107.02    12,458.53      14,565.55  -    2,389,930.60       -
 B3   12669DAX6   Junior   Fix-30/360     996,682.34  6.250000        877.92     5,191.05       6,068.98  -      995,804.42       -
 B4   12669DAY4   Junior   Fix-30/360   1,196,018.81  6.250000      1,053.51     6,229.26       7,282.77  -    1,194,965.30       -
 B5   12669DAZ1   Junior   Fix-30/360     997,434.38  6.250000        878.59     5,194.97       6,073.56  -      996,555.79    0.04
------------------------------------------------------------------------------------------------------------------------------------
Totals                                380,436,018.27           16,860,882.06 1,974,306.60  18,835,188.68  -  363,575,136.21    0.04
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23


                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                   Original     Beginning    Scheduled               Unscheduled     Net      Current    Ending           Ending
                 Certificate   Certificate   Principal    Accretion   Principal    Principal  Realized Certificate      Certificate
Class  Cusip       Balance       Balance    Distribution  Principal  Adjustments Distribution  Losses    Balance          Factor
------------------------------------------------------------------------------------------------------------------------------------
A1  12669C6E5  118,455,500.00  110,954,524.36   1,832,959.72    -         -      1,832,959.72     -   109,121,564.64  0.92120302257
A2  12669C6F2    3,000,000.00    3,000,000.00              -    -         -                 -     -     3,000,000.00  1.00000000000
A3  12669C6G0  116,455,500.00  108,954,524.36   1,832,959.72    -         -      1,832,959.72     -   107,121,564.64  0.91984976785
A4  12669C6H8    5,000,000.00    5,000,000.00              -    -         -                 -     -     5,000,000.00  1.00000000000
A5  12669C6J4  121,455,500.00  113,954,524.36              -    -         -                 -     -   112,121,564.64  0.92314933980
A6  12669C6K1   36,250,000.00   36,250,000.00              -    -         -                 -     -    36,250,000.00  1.00000000000
A7  12669C6L9   31,750,000.00   31,750,000.00              -    -         -                 -     -    31,750,000.00  1.00000000000
A8  12669C6M7    5,000,000.00    5,000,000.00              -    -         -                 -     -     5,000,000.00  1.00000000000
A9  12669C6N5    1,000,000.00    1,000,000.00              -    -         -                 -     -     1,000,000.00  1.00000000000
A10 12669C6P0    6,000,000.00    6,000,000.00              -    -         -                 -     -     6,000,000.00  1.00000000000
A11 12669C6Q8   25,962,500.00   22,463,650.21  10,279,387.03    -         -     10,279,387.03     -    12,184,263.18  0.46930238542
A12 12669C6R6    7,269,500.00    6,289,822.06   2,878,228.37    -         -      2,878,228.37     -     3,411,593.69  0.46930238542
A13 12669C6S4   25,000,000.00   25,000,000.00              -    -         -                 -     -    25,000,000.00  1.00000000000
A14 12669C6T2      460,000.00      460,000.00              -    -         -                 -     -       460,000.00  1.00000000000
PO  12669C6U9    1,396,145.46    1,369,145.45      22,421.85    -         -         22,421.85     -     1,346,723.60  0.96460120795
AR  12669C6V7          100.00               -              -    -         -                 -     -                -  0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
 M  12669C6W5    8,000,000.00    7,973,458.72       7,023.39    -         -          7,023.39     -     7,966,435.33  0.99580441685
B1  12669C6X3    3,400,000.00    3,388,719.96       2,984.94    -         -          2,984.94     -     3,385,735.02  0.99580441685
B2  12669C6Y1    2,400,000.00    2,392,037.62       2,107.02    -         -          2,107.02     -     2,389,930.60  0.99580441685
B3  12669DAX6    1,000,000.00      996,682.34         877.92    -         -            877.92     -       995,804.42  0.99580441685
B4  12669DAY4    1,200,000.00    1,196,018.81       1,053.51    -         -          1,053.51     -     1,194,965.30  0.99580441685
B5  12669DAZ1    1,000,754.54      997,434.38         878.59    -         -            878.59     -       996,555.79  0.99580441685
------------------------------------------------------------------------------------------------------------------------------------
Totals         400,000,000.00  380,436,018.27  16,860,882.06    -         -     16,860,882.06     -   363,575,136.21
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23


                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
 Class      Beginning         Pass        Accrued     Cumulative                  Total         Net        Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment     Interest      Interest
             Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall  Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1     110,954,524.36     4.000000    369,848.41         -           -        369,848.41        -            -         369,848.41
  A2       3,000,000.00     4.000000     10,000.00         -           -         10,000.00        -            -          10,000.00
  A3     108,954,524.36     1.802500    163,658.78         -           -        163,658.78        -            -         163,658.78
  A4       5,000,000.00     1.802500      7,510.42         -           -          7,510.42        -            -           7,510.42
  A5     113,954,524.36     6.697500    636,008.69         -           -        636,008.69        -            -         636,008.69
  A6      36,250,000.00     6.250000    188,802.08         -           -        188,802.08        -            -         188,802.08
  A7      31,750,000.00     6.250000    165,364.58         -           -        165,364.58        -            -         165,364.58
  A8       5,000,000.00     6.000000     25,000.00         -           -         25,000.00        -            -          25,000.00
  A9       1,000,000.00     6.000000      5,000.00         -           -          5,000.00        -            -           5,000.00
  A10      6,000,000.00     6.500000     32,500.00         -           -         32,500.00        -            -          32,500.00
  A11     22,463,650.21     2.802500     52,461.98         -           -         52,461.98        -            -          52,461.98
  A12      6,289,822.06    18.562499     97,295.68         -           -         97,295.68        -            -          97,295.68
  A13     25,000,000.00     6.250000    130,208.33         -           -        130,208.33        -            -         130,208.33
  A14        460,000.00     6.250000      2,395.83         -           -          2,395.83        -            -           2,395.83
  PO       1,369,145.45     0.000000             -         -           -                 -        -            -                  -
  AR                  -     6.250000             -         -           -                 -        -            -                  -
------------------------------------------------------------------------------------------------------------------------------------
   M       7,973,458.72     6.250000     41,528.43         -           -         41,528.43        -            -          41,528.43
  B1       3,388,719.96     6.250000     17,649.58         -           -         17,649.58        -            -          17,649.58
  B2       2,392,037.62     6.250000     12,458.53         -           -         12,458.53        -            -          12,458.53
  B3         996,682.34     6.250000      5,191.05         -           -          5,191.05        -            -           5,191.05
  B4       1,196,018.81     6.250000      6,229.26         -           -          6,229.26        -            -           6,229.26
  B5         997,434.38     6.250000      5,194.97         -           -          5,194.97        -            -           5,194.97
------------------------------------------------------------------------------------------------------------------------------------
Totals   380,436,018.27               1,974,306.60         -           -      1,974,306.60        -            -       1,974,306.60
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23

                           Current Payment Information
                               Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1      12669C6E5       118,455,500.00      936.676847930      15.473825361       3.122256160     921.203022570         4.000000
  A2      12669C6F2         3,000,000.00     1000.000000000       0.000000000       3.333333333    1000.000000000         4.000000
  A3      12669C6G0       116,455,500.00      935.589339791      15.739571939       1.405333154     919.849767851         1.802500
  A4      12669C6H8         5,000,000.00     1000.000000000       0.000000000       1.502083333    1000.000000000         1.802500
  A5      12669C6J4       121,455,500.00      938.240955412       0.000000000       5.236557332     923.149339799         6.697500
  A6      12669C6K1        36,250,000.00     1000.000000000       0.000000000       5.208333333    1000.000000000         6.250000
  A7      12669C6L9        31,750,000.00     1000.000000000       0.000000000       5.208333333    1000.000000000         6.250000
  A8      12669C6M7         5,000,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A9      12669C6N5         1,000,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A10     12669C6P0         6,000,000.00     1000.000000000       0.000000000       5.416666667    1000.000000000         6.500000
  A11     12669C6Q8        25,962,500.00      865.234481036     395.932095621       2.020683028     469.302385415         2.802500
  A12     12669C6R6         7,269,500.00      865.234481036     395.932095621      13.384095358     469.302385415        18.562499
  A13     12669C6S4        25,000,000.00     1000.000000000       0.000000000       5.208333333    1000.000000000         6.250000
  A14     12669C6T2           460,000.00     1000.000000000       0.000000000       5.208333333    1000.000000000         6.250000
  PO      12669C6U9         1,396,145.46      980.661033861      16.059825910       0.000000000     964.601207951         0.000000
  AR      12669C6V7               100.00        0.000000000       0.000000000       0.000000000       0.000000000         6.250000
-----------------------------------------------------------------------------------------------------------------------------------
   M      12669C6W5         8,000,000.00      996.682340547       0.877923698       5.191053857     995.804416849         6.250000
  B1      12669C6X3         3,400,000.00      996.682340547       0.877923698       5.191053857     995.804416849         6.250000
  B2      12669C6Y1         2,400,000.00      996.682340547       0.877923698       5.191053857     995.804416849         6.250000
  B3      12669DAX6         1,000,000.00      996.682340547       0.877923698       5.191053857     995.804416849         6.250000
  B4      12669DAY4         1,200,000.00      996.682340547       0.877923698       5.191053857     995.804416849         6.250000
  B5      12669DAZ1         1,000,754.54      996.682340546       0.877923698       5.191053857     995.804416848         6.250000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    400,000,000.00      951.090045675      42.152205150       4.935766500     908.937840525
-----------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23

Pool Level Data
Distribution Date                                                                                                         2/25/2003
Cut-off Date                                                                                                               9/1/2002
Determination Date                                                                                                         2/1/2003
Accrual Period 30/360                               Begin                                                                  1/1/2003
                                                    End                                                                    2/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                 400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    380,436,018.27
Ending Aggregate Pool Stated Principal Balance                                                                       363,575,136.21

Beginning Aggregate Certificate Stated Principal Balance                                                             380,436,018.27
Ending Aggregate Certificate Stated Principal Balance                                                                363,575,136.21

Beginning Aggregate Loan Count                                                                                                  917
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  38
Ending Aggregate Loan Count                                                                                                     879

Beginning Weighted Average Loan Rate (WAC)                                                                                6.882191%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.878196%

Beginning Net Weighted Average Loan Rate                                                                                  6.227507%
Ending Net Weighted Average Loan Rate                                                                                     6.226849%

Weighted Average Maturity (WAM) (Months)                                                                                        352

Servicer Advances                                                                                                         35,058.92

Aggregate Pool Prepayment                                                                                             16,525,566.66
Pool Prepayment Rate                                                                                                    41.3395 CPR

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                    95.5299834829%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                4.4700165171%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    19,028,045.01
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                        19,028,045.01

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                           67,412.74
Payment of Sub Servicer Fees                                                                                               4,942.18
Payment of Other Fees                                                                                                    120,501.40
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                     4,942.18
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                     18,835,188.69
Total Withdrawals                                                                                                     19,032,987.18

Ending Balance                                                                                                           120,501.40

Master Servicing Fees Paid                                                                                                67,412.74
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                      4,942.18
Other Fees Paid                                                                                                          120,501.40
Total Fees                                                                                                               192,856.32

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-13
                                 Series 2002-23

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                    30-59 Days         60-89 Days         90+ Days           Totals
-----------                                                    ----------         ----------         --------           ------
Scheduled Principal Balance                                   3,032,870.27       1,163,365.56       812,960.21       5,009,196.04
Percentage of Total Pool Balance                                 0.834180%          0.319979%        0.223602%          1.377761%
Number of Loans                                                          8                  3                2                 13
Percentage of Total Loans                                        0.910125%          0.341297%        0.227531%          1.478953%

Foreclosure
Scheduled Principal Balance                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
Scheduled Principal Balance                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                         -
Additional Gains (Recoveries)/Losses                                                                                            -
Total Realized Losses                                                                                                           -

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                        Original              Current
----------                                                                                        --------              -------
Bankruptcy Loss                                                                                   100,000.00           100,000.00
Bankruptcy Percentage                                                                              0.025000%            0.027505%
Credit/Fraud Loss                                                                               4,000,000.00         4,000,000.00
Credit/Fraud Loss Percentage                                                                       1.000000%            1.100185%
Special Hazard Loss                                                                             4,000,000.00         4,000,000.00
Special Hazard Loss Percentage                                                                     1.000000%            1.100185%

Credit Support                                                                                    Original              Current
--------------                                                                                    --------              -------
Class A                                                                                       382,999,245.46       346,645,709.75
Class A Percentage                                                                                95.749811%           95.343624%

Class M                                                                                         8,000,000.00         7,966,435.33
Class M Percentage                                                                                 2.000000%            2.191139%

Class B1                                                                                        3,400,000.00         3,385,735.02
Class B1 Percentage                                                                                0.850000%            0.931234%

Class B2                                                                                        2,400,000.00         2,389,930.60
Class B2 Percentage                                                                                0.600000%            0.657342%

Class B3                                                                                        1,000,000.00           995,804.42
Class B3 Percentage                                                                                0.250000%            0.273892%

Class B4                                                                                        1,200,000.00         1,194,965.30
Class B4 Percentage                                                                                0.300000%            0.328671%

Class B5                                                                                        1,000,754.54           996,555.79
Class B5 Percentage                                                                                0.250189%            0.274099%


--------------------------------------------------------------------------------
     Compensating Interest Detail
--------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                                                               11,844.76
Compensation for Gross PPIS from Servicing Fees                                                                         11,844.76

Total Net PPIS (Non-Supported PPIS)                                                                                             -